Exhibit 21


                      THE MAY DEPARTMENT STORES COMPANY AND SUBSIDIARIES
                                   SUBSIDIARIES OF MAY


The corporations listed below are subsidiaries of May, and all are included in the consolidated financial statements of May as subsidiaries (unnamed subsidiaries, considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary):


                                                  Jurisdiction
                                                  in which
      Name                                        organized

The May Department Stores Company                 New York

May Merchandising Company                         Delaware

May Department Stores International, Inc.         Delaware

May Capital, Inc.                                 Delaware

Grande Levee, Inc.                                Nevada

Leadville Insurance Company                       Vermont

Snowdin Insurance Company                         Vermont

David's Bridal, Inc.                              Florida

After Hours Formalwear, Inc.                      Georgia

Priscilla of Boston, Inc.                         Delaware